UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2023

BLINK CHARGING CO.
(Exact name of registrant as specified in its charter)

Nevada	001-38392	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

605 Lincoln Road, 5th Floor Miami Beach, Florida	33139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 521-0200

N/A
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	BLNK	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

Blink Charging Co.

April 21, 2023

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2023, Kristina A. Peterson was elected to our Board of Directors effective May 1, 2023.

Ms. Peterson, age 59, has been the Chief Executive Officer of Mayflower Partners, a cleantech financial advisory firm, since 2000. Ms. Peterson has led various solar energy investment companies, serving in senior investment, development, operations and asset management roles at Brookfield Renewable Partners (NYSE: BEP) and Terraform Power (Nasdaq: TERP) from 2015 to 2018, and serving in CEO, CFO and other senior management positions at EDF Renewable Energy, Suntech and Greenwood Energy from 2007 to 2015. Prior to that, she was a project and structured finance investment banker for ABN AMRO Bank and Citibank for ten years in the energy, infrastructure and telecom industries. Ms. Peterson has served as a Non-Executive Director, Chair of the Remuneration Committee and a member of the Audit Committee of Invinity Energy Systems PLC (LSE: IES), a utility-scale battery energy storage company, since November 2021. She has been the Co-Chair of Women Corporate Directors Foundation, San Diego Chapter, a global group of women corporate board directors since 2016 and has served on the board of Coalition for Green Capital, a non-profit with a mission to halt climate change by accelerating investment in clean energy technologies through creation of a national green bank since 2019. She was a director of Iteros, Inc., an energy management software firm, from 2015 to 2020, Greenwood Energy in 2014, Solar Electric Industry Association from 2011 to 2012, and Gemini Solar Development Company from 2007 to 2010. Ms. Peterson was awarded her MBA in Finance and Marketing from the University of Chicago Booth School of Business and received her B.S. Business Administration from Boston University. She completed additional graduate coursework at MIT Sloan School of Management. We believe Ms. Peterson’s executive leadership experience in energy, technology, investment finance and banking organizations, and board governance experience makes her well qualified to be a member of the board of directors.

During the last two years, there have been no transactions or proposed transactions by us in which Ms. Peterson has had or is to have a direct or indirect material interest, and there are no family relationships between Ms. Peterson and any of our executive officers or other directors.

Our Board of Directors has determined that Ms. Peterson is “independent,” as independence is defined in the listing rules for the Nasdaq Stock Market.

With the addition of Ms. Peterson, our Board of Directors currently consists of nine members.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The exhibit listed in the following Exhibit Index is filed as part of this current report.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLINK CHARGING CO.

Dated: April 27, 2023	By:	/s/ Michael D. Farkas
	Name:	Michael D. Farkas
	Title:	Chairman and Chief Executive Officer